UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 5, 2013

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Harvey J. Kesner, Esq.

Thomas A. Rose, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On November 5, 2013, WPCS International Incorporated (the “Company”) entered into an amendment agreement (the “Amendment”) with holders (“Holders”) of outstanding secured convertible notes (“Notes”) that were sold pursuant to a securities purchase agreement dated December 4, 2012 (“SPA”). The closing of the Amendment transaction occurred on November 5, 2013, and the Amendment was deemed effective as of October 31, 2013. The intent of the Amendment was to eliminate certain features of the Notes which would otherwise result in substantial accounting charges to the Company. As a result of the Amendment, the Company believes that as of the date of this filing, its stockholders’ equity exceeds $4,000,000.

Prior to the Amendment, if an event of default existed under the Notes as of the date hereof, the holders would have been entitled to redeem $3,405,667 in aggregate principal and interest of the Notes for a redemption price of $41,506,563 (the greater of 125% of (x) the deemed value of the shares of common stock underlying the Note (the “Intrinsic Value”) and (y) the outstanding principal and unpaid interest under the Notes (the “Base Value”). The Amendment reduces the event of default redemption price by eliminating the Intrinsic Value calculation and modifying the Base Value calculation and interest rate to more accurately make-whole the holders of the Notes from the loss of interest from an early redemption of the Notes and the decreased value of the Notes without such Intrinsic Value rights. As revised, the event of default redemption amount equals the sum of the Conversion Amount (as defined in the Notes) to be redeemed, plus a make-whole amount equal to the amount of any interest that, but for any redemption of the Notes on such given date, would have accrued with respect to the Conversion Amount being redeemed under the Notes at the interest rate then in effect for the period from such given date through October 31, 2023, the amended maturity date of the Notes, discounted to the present value of such interest using a discount rate of 2.5% per annum. In addition, the interest rate of the Notes was amended to 15% per annum, subject to increase to 25% per annum if an event of default occurs and is continuing.

The foregoing information is a summary of the Amendment described above, is not complete, and is qualified in its entirety by reference to the full text of such Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such Amendment for a complete understanding of the terms and conditions associated with this transaction.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.01	Form of Amendment Agreement

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: November 5, 2013	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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